Exhibit 3.2


                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2955061
                                                                      ----------
/s/ CJ
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Examiner
                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)
/s/ MA
--------
Name
Approved

We, Donald P. Gill                                    *President/[DELETED TEXT]
    -------------------------------------

and Tammy A. Hartmann                                 *Clerk/[DELETED TEXT]
    -------------------------------------

of First Ipswich Bancorp
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                          (Exact name of corporation)

located at 31 Market Street, Ipswich, MA 01938
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                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment Affecting articles numbered:

            Article III
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          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on March 31, 2004 by vote of:

1,435,590 shares of Common Stock                 of 1,778,120 shares outstanding,
---------           ----------------------------    ---------
                   (type, class & series, if any)

          shares of                              of           shares outstanding, and
---------           ----------------------------    ---------
                   (type, class & series, if any)

          shares of                              of           shares outstanding.
---------           ----------------------------    ---------
                   (type, class & series, if any)

C     |_|
P     |X|
M     |X|
R.A.  |_|

(1)**being at least a majority of each type class or series outstanding and entitled to vote thereon: /[DELETED TEXT]

/s/ Y
---------
P.C.

*Delete the inapplicable words  **Delete the inapplicable clause
(1) For amendments adOpted pursuant to Chapter 156B Section 70
(2) For amendments adapted pursuant to chapter 156B Section 71

Note: if the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

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      WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE STOCKS
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  TYPE       NUMBER OF SHARES     TYPE        NUMBER OF SHARES    PAR VALUE
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Common:                          Common:       2,000,000           $1.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                       Preferred:    1,000,000           $1.00
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Change the total authorized to:

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      WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE STOCKS
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  TYPE       NUMBER OF SHARES     TYPE        NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------
Common:                          Common:       4,000,000           $1.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                       Preferred:    1,000,000           $1.00
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

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date:
                      ---------------------------------.

SIGNED UNDER THE PENALTIES OF PERJURY, this 31st day of March, 2004.


/s/ Donald P. Gill                                       *President/[DELETED]
-------------------------------------------------------,


/s/ Tammy A. Hartmann                                    *Clerk/[DELETED]
-------------------------------------------------------,

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

                    ========================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $2,000 having been paid, said articles are deemed to have been filed with me this 6 day of April 2004.

Effective date
               ---------------

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth

[STAMP OF SECRETARY OF STATE]

                         TO BE FILLED IN BY CORPORATION
                             Contact information:

                 David F. Hannon, Esq.
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                 Craig and Macauley Professional Corporation
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                 600 Atlantic Ave., Boston, MA 02210
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                 Telephone (617) 367-9500
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                 Email: hannon@craigmacauley.com
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                 A copy this filing will be available on-line at
                 www.state.ma.us/sec/cor once the document is filed.